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                                                                   Exhibit 10.11

                             STOCK PLEDGE AGREEMENT

     STOCK PLEDGE AGREEMENT, dated as of April 3rd, 1998, between Claude L. Buller, with an address at c/o Marco International, Inc., 100 Danbury Road, Suite 101, Ridgefield, Connecticut 06877 ("Pledgor") and International Support for Bone Marrow Drives, Ltd., a North Carolina corporation with an address at 550 West Avenue, Stamford, Connecticut 06902 ("ISBMD").

     WHEREAS, Pledgor has received certain shares of the common stock (the "Stock", as more fully defined in Section 2) of Lifecodes Corporation ("Lifecodes") in consideration for stock of ISBMD pursuant to an Agreement and Plan of Reorganization of even date herewith;

     WHEREAS, Pledgor has previously borrowed $541,392.28 from ISBMD (the "Loan") and such amount is represented by a promissory note of Pledgor payable to ISBMD (the "Note") of even date herewith;

     WHEREAS, ISBMD asked Pledgor to pledge the Stock as collateral, in the event of a default by Pledgor under the Note, and Pledgor has agreed to do so pursuant to this Pledge Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

     Section 1. Definition. For all purposes of this Agreement, unless the context otherwise requires, the term "Event of Default" means an Event of Default as defined in the Note.

     Section 2. Pledge of Pledged Stock. To secure performance of the obligations of the Pledgor under the Note, the Pledgor hereby pledges and grants, subject to Section 3 hereof, to ISBMD a first security interest in the following shares of Stock consisting of:

     (a) Fifty Thousand (50,000) shares of the common stock (and certificates representing such shares) of Lifecodes; and

     (b) All additional shares of stock acquired pursuant to a stock dividend or stock split on such shares; and

     (c) Any other or additional securities or property deliverable in respect of such stock or a result of a reorganization, spin-off or recapitalization, or as a result of an exchange of shares or merger in respect of such stock, as more fully described in Section 5(a)(ii) hereof.

(all of the foregoing being hereinafter collectively called the "Pledged
Stock").

     Pledgor has delivered to ISBMD a certificate or certificates for the shares of common stock referred to in paragraph (a) above, registered in the name of the Pledgor and accompanied by proper instruments of assignment executed by the Pledgor so that the same shall be negotiable by ISBMD.


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     Section 3. Representations. Pledgor hereby represents and warrants to ISBMD as follows:

     (a) Pledgor is the sole legal, beneficial and equitable owner and holder of the Pledged Stock, has fully paid for the Pledged Stock, and no lien, charge, encumbrance or other security interest exists against the Pledged Stock (other than pursuant to this Agreement).

     (b) Pledgor is the subject to no legal, contractual or other disability or obligation which prohibits Pledgor from pledging the Pledged Stock as provided herein and this pledge of the Pledged Stock will not contravene any other agreement, order or contract to which the Pledgor is a party or by which the Pledgor's assets are bound.

     (c) There is no other lien, encumbrance, pledge, hypothecation, proxy, option or arrangement for control or sale or subordination of any incident of ownership of the Pledged Stock.

     (d) There are no outstanding warrants, options, commitments or demands pertaining to the Pledged Stock.

     (e) Pledgor has full power and authority to pledge the Pledged Stock as provided herein and no consents are necessary to effect this pledge.

     (f) This pledge creates a valid and enforceable first priority lien on the Pledged Stock and the beneficial ownership rights thereby represented.

     Section 4. Covenants of Pledgor. Pledgor hereby covenants to ISBMD as follows:

     (a) Pledgor hereby agrees that it will preserve and protect the pledge of the Pledged Stock as provided herein and will not take any action or fail to take any action which would jeopardize the pledge as provided herein.

     (b) Pledgor hereby agrees to reimburse ISBMD on demand for any and all expenses and costs (including, without limitation, reasonable attorneys' fees) incurred by Secured Party in enforcing this Agreement.

     Section 5. Voting Rights; Dividends, Etc.

     (a) So long as no Event of Default shall have occurred and be continuing:

          (i) The Pledgor shall be entitled to exercise any and all voting and or consensual rights and powers relating or pertaining to the Pledged Stock for purposes inconsistent with the terms of this Agreement.



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          (ii) The Pledgor shall be entitled to receive and retain all cash dividends payable on the Pledged Stock, as well as all other dividends or stock or liquidating dividends, interest, distributions in property, returns of capital or other distributions made on or in respect of the Pledged Stock; provided that all cash and other property received in exchange for or redemption of any Pledged Stock, shall be become part of the Pledged Stock and, if received by the Pledgor, shall be held in trust for the benefit of ISBMD and shall forthwith be delivered to the Pledgor (registered in the name of the Pledgor and accompanied by proper instruments of assignment executed by the Pledgor in accordance with ISBMD's instructions) to be held subject to the terms of this Agreement.

          (iii) ISBMD shall execute and deliver (or cause to be executed and delivered) to the Pledgor all proxies, powers of attorney, dividend notices, and other instruments as the Pledgor may request for the purpose of enabling the Pledgor to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to paragraph (i) above and/or to receive the dividends and other distributions which it is authorized to receive and retain pursuant to paragraph (ii) above.

     (b) Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to paragraph (i) above and/or to receive the dividends and other distributions which it is authorized to receive and retain pursuant to paragraph (ii) above shall cease, and all such rights shall thereupon become vested in ISBMD who shall have the sole and exclusive rights and powers to vote the Stock and to receive and retain the dividends and other distributions which Pledgor would otherwise be authorized to retain. Any and all money and other property paid over to or received by ISBMD pursuant to the provisions of the subsection (b) shall be retained by ISBMD as part of the Stock and be applied in accordance with the provisions hereof.

     Section 6. Remedies. If at any time an Event of Default shall have occurred and be continuing under the Note, then, in addition to having the rights set forth in Section 5, ISBMD may, upon 10 days prior written notice to Pledgor, take title to the Stock in partial or full satisfaction, as the case may be, of rights and claims ISBMD may have pursuant to the Note; provided, such Stock shall be valued for purposes of the remedies set forth herein, at the applicable valuation set forth in the Note.

     Section 7. Reasonable Care. ISBMD shall use reasonable care in the custody and preservation of the Stock. The Pledgor hereby agrees that ISBMD's duty to use reasonable care in the custody and preservation of the Stock shall be deemed satisfied in all respects so long as the Stock certificate is in the custody of ISBMD.

     Section 8. Termination of Agreement and Return of Pledged Stock.

     (a) When all amounts owed by Pledgor pursuant to the Note have been paid in full, then this Agreement shall terminate and the Pledged Stock not previously applied against such obligations as provided in Section 6 hereof and then held by ISBMD shall be promptly returned to the Pledgor.



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     (b) Upon reduction of the amount outstanding under the Note for any reason
(including payment, offset or forgiveness) or upon consummation of an initial public offering by Lifecodes (each, a "Calculation Date"), a calculation shall be made by ISBMD as to the applicable coverage ratio based upon the value of the Pledged Stock (as defined below) versus the amount outstanding under the Note. If the value of the Pledged Stock (as defined below) exceeds the amount outstanding under the Note on any Calculation Date, ISBMD shall release to Pledgor such number of shares of Pledged Stock as is required to result in a coverage ratio of 1 to 1, and such released shares shall no longer constitute Pledged Stock hereunder.

     For purposes of this Section 8(b), the per share value of the Pledged Stock shall be $9.80 at all times prior to the initial public offering of Lifecodes common stock and at all times thereafter the value per share of the Pledged Stock shall be the "Fair Market Value" as such term is defined in the Note.

     Section 9. Further Assurances. The Pledgor agrees at its sole cost and expense to do, file, record, make, execute and deliver all such acts, notices, instruments, stock powers, financing or like statements as ISBMD reasonably deems necessary to vest in and assure to ISBMD its security interest in any of the Stock or to give effect to the rights, powers and remedies of ISBMD hereunder.

     Section 10. Notices. All notices required or permitted by the terms of this Agreement shall be in writing and shall be deemed to have been given or made when delivered or mailed first class postage prepaid to the address of such other party set forth above.

     Section 11. Merger. This Agreement constitutes the entire Agreement among the parties hereto with respect to the transaction contemplated herein, and supersedes all oral or written agreements, commitments or understandings with respect to the matter provided herein. Pledgor hereby revokes any prior or other proxy given before the date of this Agreement.

     Section 12. Amendments and Modifications. This Agreement may not be amended and modified except in writing by an agreement or agreements entered into by the Pledgor and ISBMD.

     Section 13. Successors and Assigns. This Agreement is binding upon and inures to the benefit of the successors and assigns of the parties hereto.

     Section 14. Counterparts/Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original and which together shall constitute but one and the same instrument. Headings used in this Agreement are for convenience only and shall not be deemed part of this Agreement.

     Section 15. Governing Law. This Agreement shall be governed by the laws of the State of Connecticut, U.S.A., without giving effect to its conflicts of laws principles.

                        [Next page is the signature page]


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     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on the date first above written.


                                   INTERNATIONAL SUPPORT FOR BONE
                                   MARROW DRIVES, LTD.



                                   By:
                                        ------------------------------
                                            Walter O. Fredericks
                                            President

                                   (Pledgor)



                                   -----------------------------------
                                   Claude L. Buller








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